Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173444) of CVR Partners, LP of our report dated March 15, 2016 relating to the financial statements of Rentech Nitrogen Partners, L.P., which appears in this Current Report on Form 8-K/A of CVR Partners, LP.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 29, 2016